UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia		23462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on May 13, 2013, Armada Hoffler, L.P. (the “Operating Partnership”), as borrower, and Armada Hoffler Properties, Inc. (the “Company”), as parent guarantor, entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Regions Bank, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, and various other lenders (collectively, the “Lenders”) in connection with a $100.0 million senior secured revolving credit facility (the “Credit Facility”). Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees customary for these types of facilities, the maximum amount of borrowings under the Credit Facility can be increased from $100.0 million up to a maximum of $250.0 million (the “Accordion Feature”). The maximum amount of borrowing capacity available to the Operating Partnership under the Credit Agreement is subject to certain limitations including, but not limited to, the appraised value of the properties that form the borrowing base of the Credit Facility.

Effective as of October 10, 2013, the Operating Partnership, the Company and the Lenders agreed to increase the aggregate commitments under the Credit Agreement by $55.0 million (the “Accordion Exercise”) pursuant to the Accordion Feature. As a result of the Accordion Exercise, the borrowing capacity under the Credit Agreement increased from $100.0 million to $155.0 million. All other terms of the Credit Agreement remain unchanged and are incorporated herein by reference to the Company’s current report on Form 8-K filed on May 17, 2013 (the “Prior 8-K”). A copy of the Credit Agreement was filed as Exhibit 10.1 to the Prior 8-K.

In order to obtain the additional commitments in connection with the Accordion Exercise, the Operating Partnership added six additional properties to the borrowing base of the Credit Facility, and the subsidiaries of the Operating Partnership that own the six properties, together with certain affiliates, agreed to guarantee the obligations of the Operating Partnership under the Credit Agreement.

As of the date of this Current Report on Form 8-K, approximately $60.0 million was outstanding under the Credit Facility. The Company did not make any additional draws on the Credit Facility in connection with the Accordion Exercise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: October 15, 2013	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer